                                                                   Exhibit 10.37

                              REINSURANCE AGREEMENT

                                   BETWEEN THE

                ALLSTATE INSURANCE COMPANY, NORTHBROOK, ILLINOIS
                            (HEREINAFTER "ALLSTATE")

                                       AND

              ALLSTATE LIFE INSURANCE COMPANY, NORTHBROOK, ILLINOIS
                          (HEREINAFTER "ALLSTATE LIFE")

                                    ARTICLE I
                              BASIS OF REINSURANCE

1. One-hundred percent (100%) of the net benefits (defined in Article II, Paragraph 1), under all eligible policies (defined in Schedule A) of ALLSTATE, will be reinsured with ALLSTATE LIFE.

2. This reinsurance will be ceded to ALLSTATE LIFE on an automatic coinsurance basis.

3. In no event will reinsurance under this Agreement be in force unless the corresponding coverage issued by ALLSTATE, or the reinsurance accepted by ALLSTATE, as the case may be, is in force.

                                   ARTICLE II
                              REINSURANCE BENEFITS

1.   Net benefits are defined as follows:

          For coverage issued directly by ALLSTATE and reinsured under this Agreement, net benefits are the actual benefits payable by ALLSTATE to insureds, less any amounts payable to ALLSTATE by another reinsurer with respect to the policy. These payments include credit disability and credit hospitalization benefits.

2. With respect to coverage issued directly or reinsured by ALLSTATE after the Effective Date of this Agreement, ALLSTATE LIFE'S liability for net benefits will begin simultaneously with that of ALLSTATE.

3. ALLSTATE LIFE'S liability under this Agreement will continue as long as ALLSTATE remains liable on the underlying coverage, and will terminate simultaneously with ALLSTATE'S termination of liability.

                                   ARTICLE III
                                   SETTLEMENTS

1. While this Agreement is in effect, ALLSTATE shall pay to ALLSTATE LIFE no less frequently than weekly, with respect to coverage reinsured under this Agreement, a reinsurance premium equal to (or the accounting equivalent of).

          Gross premiums (direct and reinsurance assumed) collected by ALLSTATE.

          Less

          Gross premiums refunded by ALLSTATE to insureds.

2. While this Agreement is in effect, ALLSTATE LIFE shall pay to ALLSTATE no less frequently than weekly a benefit and expense allowance equal to (or the accounting equivalent of) the sum of Items (a), (b), (c) and (d) below, with respect to the policies reinsured under this Agreement, as applicable for the period since the date of ALLSTATE LIFE'S last payment to ALLSTATE.

        (a)  Net benefits (as defined in Article II) paid by ALLSTATE.

        (b)  Commissions and other sales compensation paid by ALLSTATE.

        (c)  General insurance expenses paid by ALLSTATE.

        (d) Insurance taxes, licenses and fees (excluding Federal Income Tax) paid by ALLSTATE.

                                   ARTICLE IV
                                   OVERSIGHTS

ALLSTATE LIFE shall be bound as ALLSTATE is bound, and it is expressly understood and agreed that if failure to reinsure or failure to comply with any terms of this Agreement is shown to be unintentional and the result of misunderstanding or oversight on the part of either ALLSTATE or ALLSTATE LIFE, both ALLSTATE and ALLSTATE LIFE shall be restored to the positions they would have occupied had no such error or oversight occurred.

                                    ARTICLE V
                                 POLICY CHANGES

If any change is made in coverage reinsured under this Agreement ALLSTATE shall notify ALLSTATE LIFE.

                                   ARTICLE VI
                              INSPECTION OF RECORDS

ALLSTATE and ALLSTATE LIFE shall have the right, at any reasonable time, to examine at the office of the other, any books, documents, reports or records which pertain in any way to the policies reinsured under this Agreement.

                                   ARTICLE VII
                                   INSOLVENCY

1. In the event of the insolvency of ALLSTATE, reinsurance under this Agreement is payable by ALLSTATE LIFE on the basis of its liability hereunder without diminution because of the insolvency of ALLSTATE.

2. Further, in the event of the insolvency of ALLSTATE, the liquidator, receiver or statutory successor of the statutory successor of the insolvent ALLSTATE shall give written notice to ALLSTATE LIFE of the pendency of an obligation of the insolvent ALLSTATE on any policy reinsured, whereupon ALLSTATE LIFE may investigate such claim and interpose at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to ALLSTATE or its liquidator or statutory successor. The expense thus incurred by ALLSTATE LIFE shall be chargeable, subject to court approval, against the insolvent ALLSTATE as part of the expenses of liquidation to the extent of a proportionate share of the benefit which may accrue to ALLSTATE solely as a result of the defense undertaken by ALLSTATE LIFE.

3. All monies due ALLSTATE or ALLSTATE LIFE under this Agreement shall be offset against each other, dollar for dollar, regardless of any insolvency of either party.

                                  ARTICLE VIII
                                   ARBITRATION

Any dispute arising with respect to this Agreement, which is not settled by mutual agreement of the parties shall be referred to arbitration. Within twenty
(20) days from receipt of written notice from one party that an arbitrator has been appointed, the other party will also name an arbitrator. The two arbitrators will choose a third arbitrator and will forthwith notify the contracting parties of such choice. Each arbitrator should be a present of former officer of a life insurance company and should have no present or past affiliation with this Agreement or with either party. The arbitrators will consider this Agreement as an honorable engagement rather than merely as a legal obligation, and will be relieved of all judicial formalities. The decision of the arbitrators will be final and binding upon the parties hereto. Each party shall bear the expenses of its own arbitrator and shall jointly and equally bear the expenses of the third arbitrator and of the arbitration. Any such arbitration will take place at the Home Office of ALLSTATE, unless some other location is mutually agreed upon.

                                   ARTICLE IX
                              PARTIES TO AGREEMENT

This Agreement is solely between ALLSTATE and ALLSTATE LIFE. The acceptance of reinsurance hereunder does not create any right or legal relation whatever between ALLSTATE LIFE and any party in interest under any policy reinsured hereunder. ALLSTATE shall be and remain solely liable to any such party under any policy reinsured hereunder.

                                    ARTICLE X
                              DURATION OF AGREEMENT

This Agreement will be effective as of June 1, 1992, and will be unlimited as to its duration; provided, however, it may be terminated with respect to the reinsurance of new business by either party giving sixty (60) days prior written notice of termination to the other party.

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed in duplicate by their respective officers on the date shown below.

ALLSTATE INSURANCE COMPANY OF Northbrook, Illinois

By /s/ Paul M. Feightner
   ---------------------
Title  Paul M. Feightner, Assistant Vice President

Date   July 20, 1992

ALLSTATE LIFE INSURANCE COMPANY of Northbrook, Illinois

By /s/ Charles F. Thalheimer
   -------------------------
Title  Charles F. Thalheimer, Assistant Vice President

Date   July 02, 1992

                              REINSURANCE AGREEMENT

                                     BETWEEN

                ALLSTATE INSURANCE COMPANY, NORTHBROOK, ILLINOIS
                             (HEREAFTER "ALLSTATE")

                                       AND

              ALLSTATE LIFE INSURANCE COMPANY, NORTHBROOK, ILLINOIS
                           (HEREAFTER "ALLSTATE LIFE")

                                   SCHEDULE A

                        ELIGIBLE AND INELIGIBLE POLICIES

This Agreement covers all hospitalization and disability insurance issued directly by ALLSTATE under Master Policy Number LGU 10041 after the Effective Date of this Agreement.